UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2016 (July 1, 2016)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55598	45-4478978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

On July 1, 2016, RREEF Property Trust, Inc. (the “Company”) and its operating partnership entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Deutsche AM Distributors, Inc. (the “Dealer Manager”), a registered broker-dealer. The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s Class A shares, Class I shares, Class N shares and Class T shares of common stock in the Company’s follow-on public offering and any subsequent registered public offering (each, an “Offering”). The Company’s follow-on public offering has not yet been declared effective by the Securities and Exchange Commission.

Pursuant to the Dealer Manager Agreement, Class A shares are subject to (i) selling commissions on shares sold in the primary portion of an Offering of 3% of the Company’s net asset value (“NAV”) per Class A share, (ii) a trailing dealer manager fee of 0.55% of the Company’s NAV for outstanding Class A shares and (iii) a trailing distribution fee of 0.50% of the Company’s NAV for outstanding Class A shares. The dealer manager fee and distribution fee accrue daily and are payable monthly in arrears.

Class I shares are subject to a trailing dealer manager fee of 0.55% of the Company’s NAV for outstanding Class I shares that accrues daily and is payable monthly in arrears. Class I shares are not subject to any selling commissions or distribution fees.

Class N shares are not subject to any selling commissions, dealer manager fees or distribution fees.

Class T shares are subject to (i) selling commissions on shares sold in the primary portion of an Offering of 3% of the Company’s NAV per Class T share, (ii) an up-front dealer manager fee on shares sold in the primary portion of an Offering of 2.75% of the Company’s NAV per Class T share and (iii) a trailing distribution fee of 1% of the Company’s NAV for outstanding Class T shares that accrues daily and is payable monthly in arrears.

The selling commissions payable with respect to the Class A shares and Class T shares are subject to certain volume discounts and other special circumstances. The Company will also reimburse the Dealer Manager for certain costs and expenses incurred by the Dealer Manager in connection with an Offering.

The Company may terminate the Dealer Manager Agreement immediately upon written notice, subject to any applicable cure periods as described in the Dealer Manager Agreement. The Dealer Manager may terminate the Dealer Manager Agreement upon 180 calendar days’ written notice, subject to any applicable cure periods as described in the Dealer Manager Agreement.

The foregoing summary of the terms of the Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF PROPERTY TRUST, INC.

By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1	Dealer Manager Agreement, dated as of July 1, 2016, by and among RREEF Property Trust, Inc., RREEF Property Operating Partnership, LP and Deutsche AM Distributors, Inc.